Exhibit 10.1

7961 Shaffer Parkway ● Suite 5 ● Littleton, CO USA 80127	Telephone: (720) 981-1185 ● Facsimile: (720) 981-1186

November 20, 2007

Luzon Minerals Ltd.

Suite 202, 837 West Hastings Street

Vancouver, British Columbia V7X 1M8

Attention:  Willie McLucas, Chairman / Don MacDonald, President

Dear Sirs/Mesdames:

Agreement to Terminate the Option Agreement with Vista Gold Corp. Regarding the Amayapampa Gold Project

Further to our recent discussions, we are writing to confirm our agreement regarding the termination of the option agreement (the “Option Agreement”) dated March 13, 2007 between Vista Gold Corp. (“Vista”) and Luzon Minerals Ltd. (“Luzon”) regarding the Amayapampa Gold Project.

Each of Vista and Luzon hereby acknowledge and agree that, effective today, the Option Agreement is terminated, without any further act or formality and except as specified in the Option Agreement, the Option Agreement is of no further force or effect as of such date.

Please sign where indicated below to confirm Luzon’s agreement as outlined above and return a signed copy of this letter to my attention at your earliest convenience.

Yours truly,

VISTA GOLD CORP.

Per:	/s/ Michael B. Richings
Michael B. Richings, Executive Chairman and CEO

Agreed to and accepted effective this 20th day of November, 2007

LUZON MINERALS LTD.

/s/ Donald L. MacDonald
Name: Donald L. MacDonald

President
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